CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Christopher Kings, Chief Executive Officer, and Jeffrey White, Principal Financial Officer of Franklin Templeton Variable Insurance Products Trust (the “Registrant”), each certify to the best of their knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2024 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Franklin Templeton Variable Insurance Products Trust	Franklin Templeton Variable Insurance Products Trust

/s/ Christopher Kings	/s/ Jeffrey White
Christopher Kings	Jeffrey White
Date: February 28, 2025	Date: February 28, 2025

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.